Important notice

This document has been approved solely for the purposes of section 21 Financial Services and Markets Act 2000 by Salomon Brothers International Limited, trading as Schroder Salomon Smith Barney of Citigroup Centre, 33 Canada Square, Canary Wharf, London E14 5LB. Schroder Salomon Smith Barney is acting for Shell Oil Company and no one else in connection with the transaction and will not be responsible to any other person for providing the protections afforded to clients of Schroder Salomon Smith Barney or for providing advice in relation to the transaction.

For this purpose, "presentation" includes the presenter's speech and any written materials distributed at, or in connection with it.

The distribution of this presentation in, into or from any jurisdiction other than the United Kingdom may be affected by the laws of the relevant jurisdiction. Interested persons should inform themselves about and observe all applicable requirements.

Investors and security holders are urged to read the proxy statement regarding the proposed transaction when it becomes available because it will contain important information. The proxy statement will be filed with the U.S. Securities and Exchange Commission by the Pennzoil-Quaker State Company and security holders may obtain a free copy of the proxy statement when it becomes available, and other documents filed with the SEC by the Pennzoil-Quaker State Company at the SEC's web site at www.sec.gov. The proxy statement, and other documents filed with the SEC by Pennzoil-Quaker State Company , may also be obtained for free by directing a request to Pennzoil-Quaker State Company at 700 Milam, Houston, Texas, 77002. Investors may obtain a detailed list of names, affiliations and interests of participants in the solicitation of proxies of Pennzoil-Quaker State Company 's stockholders to approve the transaction at the following address: 700 Milam, Houston, Texas, 77002.

Important notice

This presentation contains certain "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. The forward-looking statements contained herein include statements about the proposed transaction, future financial and operating results and benefits of the pending merger. The following factors, among others, could cause actual results to differ materially from those described herein: failure to obtain certain regulatory approvals; actions of the U.S., foreign and local governments; failure of the requisite number of the Pennzoil-Quaker State Company stockholders to approve the proposed transaction; the inability to successfully integrate the businesses of Shell Oil Company and Pennzoil-Quaker State Company ; the costs related to the merger; the inability to achieve cost-cutting synergies resulting from the merger; changing consumer or marketplace trends; the general economic environment; potential or actual litigation challenging the proposed transaction; and other economic, business, competitive and/or regulatory factors affecting businesses generally. More detailed information about certain risk factors is set forth in the Form 20-F filed by the Royal Dutch/Shell Group of Companies and the Form 10-K filed by Pennzoil-Quaker State Company , and other documents filed with or furnished to the SEC by the Royal Dutch/Shell Group of Companies and Pennzoil-Quaker State Company . None of Shell Oil Company, Royal Dutch/Shell Group of Companies and Pennzoil-Quaker State Company is under any obligation to (and each expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Important notice

The directors of Shell Oil Company (the "Company") accept responsibility for the information contained in this presentation, save that the only responsibility accepted by them in respect of information relating to Pennzoil-Quaker State Company (and its subsidiaries, subsidiary undertakings and controlled companies) which has been compiled from public sources is to ensure that such information has been correctly and fairly reproduced and presented. Subject as aforesaid, to the best of the knowledge and belief of the directors of the Company (who have taken all reasonable care to ensure that such is the case), the information contained in this presentation is in accordance with the facts and does not omit anything likely to affect the import of such information.

Acquisition of Pennzoil–Quaker State Company by Shell

- Overview
- Strategy
- Financial summary
- Implementation
- Timetable

Overview of deal

- Establish a leading position in US and world lubricants market
- Shell becomes 100% owner of Pennzoil-Quaker State Company
- All cash acquisition of $22 per share
- Acquisition recommended by Pennzoil-Quaker State Company board
- Subject to Pennzoil-Quaker State shareholder and regulatory approval
- Deal expected to be completed in second half 2002

Strengthening of US portfolio and global leadership

Strategic benefits

- Strengthens US Oil Products business
- Complements Shell's brand strength in diesel engine lubricants
- Supports drive for world-class supply chain and cost structures
- Adds strong competencies in consumer sales and marketing
- Total benefits expected to be at least $140 mln in 2004

Step-change in key lubricants market;
better positioned to serve US and global customers

Establishing global downstream leadership



Adjusted CCS Earnings
$ bln
USA
WOUSA
4
3
2
1
0
99
00
01



Global Competitive Performance
- Unit Earnings
$/bbl
Shell
ExxonMobil
BP
2.0
1.5
1.0
0.5
0
98
99
00
01
(adjusted CCS earnings $/bbl on rolling 4 qtrs basis)

- Competitive edge in developing markets
- Strength in developed markets
- Advantage in operating/capital efficiency

Basis - delivery of value growth and 15% ROACE

Financial summary

- Shell to pay $1.8 bln cash for 100% ownership of Pennzoil-Quaker State
- Accretive to earnings and cash flow from first full year
- OP capital employed increases by approximately $3 bln on completion
- No change to US and Global ROACE targets

Key global dimensions of lubricants business

Global Market Shares*


Shell
+ Pennzoil-
Quaker State
Exxon
Mobil
Other
BP
Chevron
Texaco

	Shell*	Pennzoil-Quaker State*
Lubricant market share est.	9%	3%
Total lube sales (gallons mln)	1,110	330
No. of base oil plants	16	1
Plant capacity (bbl/d)**	70,000	10,500
No. of lube oil blending plants	74	14

* Market shares by volume. Shell estimates

** Equity basis

A strong position in global markets

The US lubricants market

Passenger Car Motor Oil


Others
61%
Shell
3%
Pennzoil-
Quaker State
36%

Diesel Engine Oil


Others
77%
Pennzoil-
Quaker State
3%
Shell
20%

- Market shares by volume
- Shell estimates

Complementary market positions

Pennzoil-Quaker State operating segments

Lubricants	Consumer Products	International	Jiffy Lube	Supply Chain
PENNZOIL, QUAKER STATE	rain-X, Axius, Blue Coral, MEDO, SLICK 50		jiffy lube	Excel PARA Lubes

2001 Revenues - $mln

Lubricants	Consumer Products	International	Jiffy Lube	Supply Chain
$1,265	$350	$250	$340	$300*

* Includes intersegment sales

Consumer products

Blue Coral
rain-X
MEDO®
Axius™
SLICK 50

Westley's
fix a flat
SNAP®
The Outlaw
GUMOUT
Black Magic

Strong line of brands in car care business

Jiffy Lube network

- Network of approximately 2160 sites
  - 78% Franchise
  - 22% Company owned
- Leader at 33% share*
- Prime offer is Signature Service with oil and filter change
- Additional services now being offered to grow ticket price

* By number of sites

Key to supporting lubricant sales and growth

Excel Paralubes

- 50/50 Joint Venture with Conoco
- 21,000 bbl/day capacity paraffinic base oil plant
- Manufactures high quality base oils
- Plant operated by Conoco

Modern leading edge base oil plant

Supply/logistics in USA market



Martinez
Excel Paralubes Pennzoil-Quaker State / Conoco JV
Port Arthur
Deer Park

	Shell	Pennzoil-Quaker State
★ No. of LOBP's	8	10
◆ No. of Base Oil Plants	3	1

International

- Pennzoil-Quaker State's Lubricants and Consumer Products are marketed in 90 countries outside of the US
- Combination of direct operations, joint-ventures, licensees and distributors
- Largest operations in Canada, Mexico, Thailand, India and Indonesia

Optimisation of brand portfolio through Shell's global infrastructure

Benefits from the acquisition

Proportion of Benefits



$25mln
$50mln
$65mln

- Costs of goods sold
- Operating costs and overheads
- Sales growth

- $140 mln in benefits in 2004
- 70% in US, 30% outside US
- Examples of benefits:
  - Blending Plant Reductions
  - Additive Cost Savings
  - Combined Workforce Reduction

Impact on USA earnings profile


$bln
1.4
1.2
1.0
0.8
0.6
0.4
0.2
0
Increase in equity share in Equilon and Motiva
Benefits from Equilon/ Motiva
Earnings from Pennzoil-Quaker State
Business Environment
Base Adjusted CCS Earnings - 2001 structure
2004

Expected delivery of at least 12% ROACE

Key implementation steps

- Pennzoil-Quaker State shareholder approval
- Regulatory approval
- Closing of transaction
- New management structure in place
- Integration of business

Key take-aways

- Step change in key sector of lubricants
- Complementary brands and positions
- Strengthens US Oil Products business
- International growth potential
- Accretive to earnings and cash flow
- No change to ROACE targets

Reinforcing global leadership in Oil Products